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Exhibit 4.1

CONSULTANCY AGREEMENT

THIS DEED is made the                                        day of

between:

IMMUNAID PTY. LTD. ACN 096 281 542, of 60-66 Hanover Street, Fitzroy, Victoria ("the Company"); and

Stephen Kent of 9 St John's Avenue Camberwell, Victoria, ("the Consultant").

WHEREAS:

  A.
  The Company wishes to engage the Consultant to provide the Consultancy Services on the terms and conditions contained in this agreement.

  B.
  The Consultant agrees to provide the Consultancy Services on the terms and conditions contained in this agreement.

  C.
  The parties wish to evidence their agreement in writing.

THE PARTIES HEREBY AGREE:

1.     DEFINITIONS AND INTERPRETATION

  1.1
  Definitions

    In this agreement, and in any instrument created pursuant to or in accordance with it, unless the context otherwise indicates or requires:

    "Board" means the board of directors of the Company.

    "Confidential Information" means all information relating to the Research Project including the information and material disclosed in any patents, any patent applications, intended or future patent applications, specifications, reports, plans, devices, designs, all statements (oral or written), contracts, agreements, communications, "tricks of the trade", engineering and design drawings, manufacturing procedures, processes, computer software, trade secrets, marketing procedures, samples, methods, research and development information, copyright material, technical data, drawings, sketches, proposals, notes, any other related documents, information and other matter or data whatsoever.

    "Consultancy Fee" means the remuneration specified in clause 7.

    "Consultancy Services" means, such services in respect of the ImmunAid Research Project, including but not limited to:

    (a)
    to act as a scientific consultant, at the Company's technical review committee meetings. It is expected that these meetings will be held three times a year.

    "Engagement" means the engagement of the Consultant to provide the Consultancy Services constituted by this agreement.

    "Research Project" means the any program conducted by the Company to research and develop new procedures and systems for the treatment of Acquired Immune Deficiency Syndrome (AIDS), or related projects dealing with regulation of the immune system.

    "Term" means the term of this agreement specified in clause 3.

  1.2
  Interpretation

    In the interpretation of this agreement, and of any instrument created pursuant to or in accordance with it, unless the context otherwise indicates or requires:

    (a)
    a reference to any party means such party and its successors and assigns and (except in the case of corporations) heirs, executors and administrators;

    (b)
    a word importing the singular includes the plural and vice versa; a word importing any gender includes the other genders; a word importing persons includes a corporation, a firm, body corporate, association (whether incorporated or not), government and a governmental, semi-governmental or local authority or agency;

    (c)
    a reference to:

    (i)
    a clause is a reference to a clause of this agreement;

    (ii)
    this agreement or other instruments includes any variation or replacement of it or them;

    (iii)
    a statute, ordinance, code or other law includes all regulations and other instruments under it and all consolidations, amendments, re-enactments or replacements of it;

    (iv)
    obtaining the consent or approval of the Company is, subject to any express provision in this agreement to the contrary, a reference to the proper written consent or approval of the Company, which consent may be withheld at the discretion of the Company without giving any reason for such withholding of consent or approval and any consent or approval may be expressed to be subject to conditions and where such conditions are not strictly complied with such consent or approval will be deemed not to have been given;

    (v)
    dollars or "$" is a reference to the lawful currency of Australia; and

    (d)
    where any word or phrase is defined in this agreement, any other grammatical form of that word or phrase will have a corresponding meaning.

  1.3
  The provision of headings is for convenience of reference only and does not affect the construction of this agreement.

2.     ENGAGEMENT OF THE CONSULTANT

  2.1
  The Company engages the Consultant to perform the Consultancy Services for the Term on the terms and conditions contained in this agreement.

  2.2
  The Consultant accepts the engagement and agrees to perform the Consultancy Services for the Company for the Term on the terms and conditions contained in this agreement.

3.     TERM

  The term of the Engagement commences on the date of this deed and continues until terminated pursuant to clause 10.

4.     REVIEW

  The terms of this agreement may be reviewed from time to time by the parties and the results of each review may be recorded in writing and signed by the parties.

5.     POWERS AND DUTIES

  5.1
  The Consultant will:

  (a)
  exercise the powers and discretions;

  (b)
  hold the responsibilities; and

  (c)
  perform the duties and tasks;

  as conferred, delegated or specified by the Company from time to time.

  5.2
  The Consultant will comply with all lawful directions given to the Consultant by:

  (a)
  the Company; and

  (b)
  any person duly authorised by the Board.

6.     PERFORMANCE

  6.1
  The Consultant will diligently and faithfully perform the duties, powers, discretions, responsibilities and tasks conferred on or delegated to the Consultant in a careful, skilful, diligent and efficient manner.

  6.2
  The Consultant will devote such hours as are necessary for the Consultant to perform the Consultancy Services in a manner satisfactory to the Company.

  6.3
  The Consultant may become engaged or invested in the provision of any other services to any other person.

  6.4
  The Consultant will:

  (a)
  use his best endeavours to promote, protect and enhance the interests, welfare, business profitability, growth and reputation of the Company; and

  (b)
  not intentionally do anything which is or may be harmful to the Company.

7.     CONSULTANCY FEE AND BENEFITS

  7.1
  The Company will pay to the Consultant the Consultancy Fee of $500 (exclusive of GST) per meeting.

  7.2
  The Consultancy Fee is payable in arrears on the submission of an invoice by the Consultant to the Company.

  7.3
  The Consultancy Fee may be amended or reviewed from time to time by written agreement between the parties.

8.     CONFIDENTIAL INFORMATION

  8.1
  The Consultant acknowledges that all of the Confidential Information is and shall be the sole exclusive property of the Company.

  8.2
  The Consultant will:

  (a)
  keep confidential all of the Confidential Information; and

  (b)
  not disclose any part of the Confidential Information to any person, except:

  (i)
  as required by law;

  (ii)
  with the prior consent of the Company; or

      (iii)
      to the Company's agents, employees or advisers in the proper performance of the Consultant's responsibilities and duties under this agreement and if requested by the Company, procure the execution by that person of a confidential disclosure agreement which will be supplied by the Company.

  8.3
  The Consultant will not use any part of the Confidential Information for the benefit of any person except the Company.

  8.4
  If any part of the Confidential Information is lawfully within the public domain then to the extent that that part of the Confidential Information is public, subject to clause 8.5, the Consultant's obligations under clauses 8.2 and 8.3 shall cease.

  8.5
  In the event of uncertainty as to whether:

  (a)
  any information is Confidential Information; or

  (b)
  any part of the Confidential Information is lawfully within the public domain, such information will be taken to be Confidential Information and such Confidential Information is to be taken to be not within the public domain unless the Consultant is advised by the Company in writing to the contrary.

  8.6
  The Consultant must:

  (a)
  maintain proper and secure custody of the Confidential Information; and

  (b)
  use his best endeavours to prevent the use or disclosure of the Confidential Information by a third party.

  8.7
  The Consultant must immediately deliver to the Company all Confidential Information, including computer software or other computer data and any copies thereof, on which it is stored, on the expiration of the Term or at any time upon the request by an authorised person in the Company.

  8.8
  The obligations of the Consultant under this clause will survive expiration of the Term and will be enforceable at any time at law or in equity and will continue to be to the benefit of and be enforceable by the Company.

9.     COVENANTS

  9.1
  The Consultant covenants and undertakes that he will forthwith:

  (a)
  communicate to the Company any and all processes, developments, improvements, concepts, inventions, ideas, modifications, discoveries, technical or business information or records or any matter, proposal or suggestion occurring to the Consultant or which becomes known to the Consultant or which the Consultant may make, devise, discover, develop or conceive at any time, either alone or in conjunction with others in connection with or arising out of the Engagement which is likely to be of interest to or of any importance or use to the Company, whether or not secret or confidential, or in any way appertaining to or connected with the Research Project during the Term ("Discoveries");

  (b)
  deliver to the Company full particulars concerning the Discoveries;

  (c)
  at the expense of the Company execute all documents and do all such acts, matters and things as may be necessary or reasonable to obtain protection by copyright, patents, registered designs or other protection ("the Protection") for the Discoveries in the name of the Company or the nominee of the Company in any country requested by the Company; and

    (d)
    assign to the Company all rights which may be acquired by the Consultant in relation to the Discoveries or any Protection and to vest title thereto in the Company or in the nominee of the Company absolutely.

  9.2
  The Consultant acknowledges that:

  (a)
  the Discoveries and all confidential information relating thereto will thereafter be the sole and exclusive property of the Company;

  (b)
  he will acquire certain information and knowledge in the ordinary course of the Engagement which is the property of the Company, including:

  (i)
  client and customer lists, accounts, correspondence, letters, papers and documents of every description, including all copies of or extracts from the same within the possession or control of the Consultant relating to the affairs or business of the Company and belonging to the Company or which may come into the possession of the Consultant in the course of and by reason of the Engagement, whether or not the same were originally disclosed or supplied by the Company; and

  (ii)
  all confidential information in relation to any of the existing technology or activities of the Company;

  (c)
  the information contained in the documents and confidential information specified in clauses 9.2(b)(i) and 9.2(b)(ii) has been, and will be, acquired by the Company at considerable effort and expense; and

  (d)
  accordingly, it is reasonable in all the circumstances that the Consultant should enter into the covenants contained in this agreement and, in the event of termination of this agreement for whatever reason, the Consultant should be subject to the restrictions set out in this agreement.

  9.3
  Upon the termination of this agreement for any reason whatsoever, the Consultant:

  (a)
  will not at any time after the termination of this agreement:

  (i)
  represent himself as being in any way connected with or interested in the business of the Company unless he shall be so connected or interested;

  (ii)
  use or attempt to use any part of the Confidential Information, any reports or other documents of the Company or any other information of whatsoever nature which the Consultant may acquire in the course of the Engagement for his own benefit or for the benefit of any other person, or in any manner which may injure or cause loss or be calculated to injure or cause loss to the Company;

  (iii)
  sell or attempt to sell any part of the Confidential Information, any other information and documents of whatsoever nature of the Company or any part of the business of the Company;

  (iv)
  for a period of three years thereafter directly or indirectly either solely or jointly with any other person, whether as principal, agent, promoter, director, officer, employee, servant, shareholder, partner, joint venturer, member, adviser, consultant or otherwise howsoever:

  (A)
  solicit or canvass business of any kind carried on by the Company from any person who is or has been during the five years prior to the termination of this agreement, a client or customer of or in the habit of dealing in any way whatsoever with the Company or of the business carried on by the Company;

        (B)
        solicit, interfere with or endeavour to entice away any employee of the Company from that employment; or

        (C)
        counsel, procure or otherwise assist any person to do any of the acts specified in clause 9.3(a)(iv);

    (b)
    will immediately deliver to the Company all property belonging to the Company which may be in the possession or control of the Consultant, including the Discoveries and any documents, papers, samples or reports of whatsoever nature.

10.   TERMINATION

  10.1
  The Company or the Consultant may terminate this agreement at any time by giving one month's notice to the other and this agreement will terminate on the expiration of that notice.

  10.3
  On termination of this agreement whether pursuant to clause 10.2 or otherwise, the Company will pay to the Consultant the Consultancy Fee payable to the Consultant up to and including the date of termination.

  10.4
  Upon termination of this agreement under its express terms, the Consultant will not be entitled to claim any compensation or damages from the Company in respect of termination.

11.   NATURE OF RELATIONSHIP

  11.1
  The Consultant renders the Consultancy Services as an independent contractor and is not and cannot be taken to be:

  (a)
  in partnership or in joint venture relationship with the Company; or

  (b)
  an employee, servant or agent of the Company.

  11.2
  The Consultant will not bind or commit or purport to bind or commit the Company in any way, unless the Company otherwise agrees or otherwise instructs the Consultant to do so.

12.   NOTICES

  12.1
  Except as otherwise provided in this agreement:

  (a)
  any notice, consent or other communication to be made or given under this agreement must be in writing and signed by the party giving it or that party's authorised representative and it may be:

  (i)
  personally served on the addressee or a representative of the addressee;

  (ii)
  sent by facsimile to the facsimile number of the addressee or any other facsimile number notified by one party to the other; or

  (iii)
  left at or posted to the address of the addressee; and

  (b)
  unless a later time is specified in it, any notice, consent or other communication takes effect from the time it is received.

  12.2
  Any notice, consent or other communication made or given under this agreement, is taken to be received:

  (a)
  if personally served, at the time of service;

  (b)
  if it is sent by facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the addressee;

    (c)
    if left at the address of the addressee, at the time it is left; and

    (d)
    if posted, on the third day after the date of posting (seventh, if posted to or from a place outside Australia).

13.   MISCELLANEOUS

  13.1
  Stamp Duty

    The Consultant will be liable for and duly pay all stamp duty on or relating to this agreement and any document executed under it.

  13.2
  Legal Costs

    Each party will bear its own legal and other costs and expenses relating directly or indirectly to the performance of its obligations under this agreement.

  13.3
  Amendment

    This agreement may only be varied or replaced by a document duly executed by the parties.

  13.4
  Waiver and Exercise of Rights

  (a)
  A single or partial exercise or waiver of a right relating to this agreement will not prevent any other exercise of that right or the exercise of any other right.

  (b)
  A party will not be liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

  13.5
  Rights Cumulative

    Subject to any express provision in this agreement to the contrary, the rights of a party under this agreement are cumulative and are in addition to any other rights of that party.

  13.6
  Further Assurance

    Each party will promptly execute all agreements and do all things that any other party from time to time reasonably requires of it to effect, perfect or complete the provisions of this agreement and any transaction contemplated by it.

  13.7
  Governing Law and Jurisdiction

  (a)
  This agreement is governed by and is to be construed in accordance with the laws in force in Victoria.

  (b)
  Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Victoria and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

  13.8
  Assignment

    The Consultant may not assign, dispose of or encumber any right under this agreement without the prior consent of the Company.

  13.9
  Counterparts

    This agreement may consist of a number of counterparts and if so the counterparts taken together constitute one and the same instrument.

  13.10
  Effect of Execution

    This agreement is not binding on any party unless it or a counterpart has been duly executed by, or on behalf of, each person named as a party to the agreement

  13.11
  Severance

    If any term, provision, covenant, or condition of this agreement, or the application thereof to any person or circumstances is or becomes invalid, void or unenforceable, the remaining provisions of this agreement are valid and enforceable and shall in no way be affected, impaired or invalidated.

  13.12
  Entire Agreement

    This agreement constitutes the entire agreement between the parties pertaining to the subject matter of this agreement and this agreement supersedes any previous agreements, understandings and negotiations on that subject matter, whether oral or written.

Executed as a deed.

THE COMMON SEAL of IMMUNAID PTY. LTD. is affixed in accordance with its Articles of Association in the presence of:

Director:

Director/Secretary:

SIGNED SEALED AND DELIVERED by Stephen Kent in the presence of:
Signature of Stephen Kent

Signature of Witness:

Full Name, Address and Occupation of Witness:

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  Exhibit 4.1
CONSULTANCY AGREEMENT